Exhibit 99.1

August 17, 2012

Dear Shareholders,

Please find below the El Gallo Complex development update.

Key development highlights over the past two weeks are:

• Crushers ramping up towards designed capacity
• Piping installed for the heap leach pad
• 25,000 tonnes of material loaded onto heap leach pad
• New access ramp for Sagrado Corazon deposit completed
• Diesel generators at the process plant are ready to go

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update August 17, 2012 MCEWEN MINING NYSE

2 Crushing Plant Assembly 1 - Cone Crushers 2 - Vibrating Screens 3 - Lime Silo 4 - Stackers 4 3 2 1

3 Crushers ramping up towards designed capacity.

4 Piping installed for the heap leach pad.

5 Delivering mineralized material to the heap leach pad.

6 25,000 tonnes loaded onto heap leach pad.

7 New access ramp for Sagrado Corazon deposit.

8 Mining continues at the Samanegio open pit.

9 Diesel generators at the process plant ready to go .

10 Assaying samples from the production drill holes.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 x 410 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING NYSE